                                                               Exhibit 23.15


                                     [LETTERHEAD]







                   CONSENT OF HANSEN, HUNTER & KIBBEE, P.C.



We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Apartment Investment and Management Company ("AIMCO") for the registration of shares of its Class A Common Stock and to the incorporation by reference therein of our reports dated, January 13, 1995, January 19, 1995, January 13, 1995, January 19, 1995, January 13, 1995, January 19, 1995, January 11, 1995, January 14,
1995, and January 13, 1995 with respect to the audits of Franklin Chandler Associates, Haines Associates Limited Partnership, King-Bell Associates, Monmouth Associates Limited Partnership, Pendleton Riverside Apartments Oreg., Ltd., Penn Hall Associates, Rodeo Drive Limited Partnership, South Mountain Terrace, Ltd., and Woodland Apartments, Oreg., Ltd. for the year ended December 31, 1994, and to the incorporation by reference therein of our reports dated January 24, 1996, January 19, 1996, January 12, 1996, January 17, 1996, January 12, 1996, January 19, 1996, January 12, 1996, January 10,
1996, and January 12, 1996 with respect to the audits of Franklin Chandler Associates, Haines Associates Limited Partnership, King-Bell Associates, Monmouth Associates Limited Partnership, Pendleton Riverside Apartments Oreg., Ltd., Penn Hall Associates, Rodeo Drive Limited Partnership, South Mountain Terrace, Ltd., and Woodland Apartments, Oreg., Ltd. for the year ended December 31, 1995, and to the incorporation by reference therein of our reports dated January 24, 1997, January 24, 1997, January 16, 1997, January 24, 1997, January 17, 1997, January 24, 1997, January 15, 1997, and January
22, 1997, with respect to the audits of Franklin Chandler Associates, Haines Associates Limited Partnership, King-Bell Associates, Monmouth Associates Limited Partnership, Pendleton Riverside Apartments Oreg., Ltd., Penn Hall Associates, Rodeo Drive Limited Partnership, and South Mountain Terrace, Ltd., for the year ended December 31, 1996 and our report dated November 8, 1996 with respect to the audit of Woodland Apartments, Oreg., Ltd. for the eight months and nineteen days ended September 19, 1996, included in AIMCO's Current Report on Form 8-K/A (as amended to date), dated June 3, 1997, and filed with the Securities and Exchange Commission.


/s/ Hansen, Hunter & Kibbee, P.C.

Portland, Oregon
September 22, 1997